Worthington Enterprises Reports First Quarter Fiscal 2025 Results

COLUMBUS, Ohio, September 24, 2024 – Worthington Enterprises, Inc. (NYSE: WOR) reported net sales of $257.3 million and net earnings from continuing operations of $24.3 million, or $0.48 per diluted share, for its fiscal 2025 first quarter ended August 31, 2024. This compares to net sales of $311.9 million and net earnings from continuing operations of $26.8 million, or $0.54 per diluted share, in the first quarter of fiscal 2024. On a non-GAAP basis, adjusted net earnings from continuing operations totaled $25.1 million for the first quarter of fiscal 2025, or $0.50 per diluted share, compared to $37.2 million, or $0.75 per diluted share, in the prior year comparable quarter. Reported results reflect the controlling interest portion of continuing operations and were impacted by certain items, as summarized in the table below.

(U.S. dollars in millions, except per share amounts)	1Q 2025		1Q 2024
	After-Tax	Per Share	After-Tax	Per Share
Net earnings from continuing operations	$24.3	$0.48	$26.8	$0.54
Restructuring charges	0.8	0.02	-	-
Corporate costs eliminated at Separation (1)	-	-	7.4	0.15
Separation costs	-	-	1.8	0.04
Loss on extinguishment of debt	-	-	1.2	0.02
Adjusted net earnings from continuing operations	$25.1	$0.50	$37.2	$0.75
(1)
References in this release to the “Separation” are to the Company’s separation of its former steel processing business into Worthington Steel, Inc. on December 1, 2023.

Financial highlights, on a continuing operations basis, for the current year and prior year quarters are as follows:

(U.S. dollars in millions, except per share amounts)

	1Q 2025	1Q 2024
Net sales	$257.3	$311.9
Operating loss	(4.7)	(7.3)
Adjusted operating income (loss)	(3.5)	4.8
Net earnings from continuing operations	24.3	26.8
Adjusted EBITDA from continuing operations	48.4	65.9
EPS from continuing operations - diluted	0.48	0.54
Adjusted EPS from continuing operations - diluted	$0.50	$0.75

“We had another respectable quarter thanks to our team’s focus on managing costs and serving our customers even as persistent higher interest rates and macroeconomic uncertainty continued to impact demand,” said Worthington Enterprises President and CEO Andy Rose. “Consumer Products had a solid quarter delivering year over year earnings growth despite flat volumes. Building Products earnings were down on weak volumes in our heating and cooking business, combined with lower contributions from ClarkDietrich, which continued to face some margin compression. Our teams are navigating the current environment well with a focus on delivering value-added solutions and products for our customers.”

Worthington Enterprises

September 24, 2024

Consolidated Quarterly Results

Net sales for the first quarter of fiscal 2025 were $257.3 million, a decrease of $54.6 million, or 17.5%, from the prior year quarter, driven by the impact of the deconsolidation of the former Sustainable Energy Solutions (“SES”) segment during the fourth quarter of fiscal 2024 combined with lower volume in the Building Products segment. Net sales in the prior year first quarter included $28.6 million related to SES, which is now an unconsolidated joint venture, with the Company’s share of SES joint venture results for the first quarter of fiscal 2025 reported within equity income on the consolidated statement of earnings.

The operating loss of $4.7 million for the first quarter of fiscal 2025 was favorable by $2.6 million compared to the prior year quarter, which included $2.4 million of non-recurring Separation costs and $9.7 million of SG&A expense that was eliminated post-Separation. Excluding restructuring and the aforementioned effects of the Separation in the prior year quarter, the Company generated an operating loss of $3.5 million compared to operating income of $4.8 million in the first quarter of fiscal 2024. The year-over-year decrease was driven by lower gross margin in Building Products partially offset by the lack of the operating loss generated by the former SES segment in the prior year quarter.

Equity income decreased $9.9 million from the prior year quarter to $35.5 million, driven by lower contributions from ClarkDietrich, which was down $8.0 million from the prior year quarter combined with a $1.8 million loss generated from the newly formed SES joint venture.

Income tax expense was $6.8 million in the first quarter of fiscal 2025 compared to $9.0 million in the prior year quarter. The decrease was driven by lower pre-tax earnings from continuing operations. Tax expense in the first quarter of fiscal 2025 reflects an estimated annual effective rate of 24.5% compared to 25.1% in the prior year quarter.

Balance Sheet

Total debt of $300.0 million at first quarter end was consistent with the balance at May 31, 2024. The Company ended the quarter with cash of $178.5 million, down $65.7 million from May 31, 2024, primarily driven by the purchase of Hexagon Ragasco.

Quarterly Segment Results

Consumer Products generated net sales of $117.6 million during the first quarter of fiscal 2025, up $0.2 million, from the prior year quarter on marginally higher volume. Adjusted EBITDA of $17.8 million, was up $3.5 million from the prior year quarter, driven by improved gross margin.

Building Products generated net sales of $139.7 million during the first quarter of fiscal 2025, down $26.2 million, or 15.8%, from the prior year quarter because of lower volume and an unfavorable shift in product mix, partially offset by contributions from Hexagon Ragasco. Adjusted EBITDA of $39.7 million decreased by $20.0 million from the prior year quarter, driven by the impact of lower volume and unfavorable mix combined with lower contributions of equity income, primarily from ClarkDietrich. Adjusted EBITDA for the first quarter of fiscal 2025 includes $1.9 million of incremental expense related to the Hexagon Ragasco acquisition resulting primarily from the step up of inventory to fair value.

Recent Developments

•
On June 3, 2024, the Company acquired Hexagon Ragasco, a leading global manufacturer of composite propane cylinders. The purchase price was approximately $100.3 million, net of cash acquired, with a future earnout of up to approximately $14.0 million.

Worthington Enterprises

September 24, 2024

•
During the first quarter of fiscal 2025, the Company repurchased a total of 150,000 of its common shares for $6.8 million, at an average purchase price of $45.35.
•
On September 24, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.17 per common share payable on December 27, 2024, to shareholders of record at the close of business on December 13, 2024.

Outlook

“We have a positive long-term outlook especially with the recent recalibration of interest rates. Our market-leading products and brands are well-positioned to take advantage of long-term secular trends and should benefit when near-term headwinds subside and demand normalizes,” Rose said. “We are also equipped with a strong balance sheet and the ability to drive long-term growth and reward shareholders as we leverage the Worthington Business System of transformation, innovation and M&A.”

Upcoming Investor Events

•
CJS Securities Investor Briefings (Virtual Non-Deal Roadshow), October 9, 2024
•
Baird 2024 Global Industrial Conference, November 12, 2024

Conference Call

The Company will review fiscal 2025 first quarter results during its quarterly conference call on September 25, 2024, at 8:30 a.m., Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes cooking, heating, cooling and water solutions, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Garden-Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Well-X-Trol® and XLite™, among others. The Company also serves the growing global hydrogen ecosystem via a joint venture focused on on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events.

Worthington Enterprises

September 24, 2024

These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the separation of the Company’s Steel Processing business (the “Separation); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the Company’s performance on a pro forma basis to illustrate the estimated effects of the Separation on historical periods; the tax treatment of the Separation transaction; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the uncertainty of obtaining regulatory approvals in connection with the Separation, including rulings from the Internal Revenue Service; the Company’s ability to successfully realize the anticipated benefits of the Separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which are impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the Company’s operations and financial results; deviation of actual

Worthington Enterprises

September 24, 2024

results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Three Months Ended
	August 31,
	2024	2023
Net sales	$257,308	$311,918
Cost of goods sold	194,813	242,288
Gross profit	62,495	69,630
Selling, general and administrative expense	66,036	74,544
Restructuring and other expense, net	1,158	-
Separation costs	-	2,410
Operating loss	(4,699)	(7,324)
Other income (expense):
Miscellaneous income, net	486	299
Loss on extinguishment of debt	-	(1,534)
Interest expense, net	(489)	(1,074)
Equity in net income of unconsolidated affiliates	35,492	45,424
Earnings before income taxes	30,790	35,791
Income tax expense	6,782	8,960
Net earnings from continuing operations	24,008	26,831
Net earnings from discontinued operations	-	72,872
Net earnings	24,008	99,703
Net earnings (loss) attributable to noncontrolling interests	(245)	3,597
Net earnings attributable to controlling interest	$24,253	$96,106

Amounts attributable to controlling interest:
Net earnings from continuing operations	$24,253	$26,831
Net earnings from discontinued operations	-	69,275
Net earnings attributable to controlling interest	$24,253	$96,106

Earnings per share from continuing operations - basic	$0.49	$0.55
Earnings per share from discontinued operations - basic	-	1.42
Net earnings per share attributable to controlling interest - basic	$0.49	$1.97

Earnings per share from continuing operations - diluted	$0.48	$0.54
Earnings per share from discontinued operations - diluted	-	1.39
Net earnings per share attributable to controlling interest - diluted	$0.48	$1.93

Weighted average common shares outstanding - basic	49,487	48,842
Weighted average common shares outstanding - diluted	50,365	49,886

Cash dividends declared per share	$0.17	$0.32

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	August 31,	May 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$178,547	$244,225
Receivables, less allowances of $508 and $343 at August 31, 2024
and May 31, 2024, respectively	168,497	199,798
Inventories
Raw materials	77,577	66,040
Work in process	10,053	11,668
Finished products	99,669	86,907
Total inventories	187,299	164,615
Income taxes receivable	4,711	17,319
Prepaid expenses and other current assets	37,383	47,936
Total current assets	576,437	673,893
Investment in unconsolidated affiliates	140,467	144,863
Operating lease assets	27,109	18,667
Goodwill	373,375	331,595
Other intangibles, net of accumulated amortization of
$87,024 and $83,242 at August 31, 2024 and May 31, 2024, respectively	250,376	221,071
Other assets	21,611	21,342
Property, plant and equipment:
Land	8,676	8,657
Buildings and improvements	129,254	123,478
Machinery and equipment	344,250	321,836
Construction in progress	33,841	24,504
Total property, plant and equipment	516,021	478,475
Less: accumulated depreciation	260,125	251,269
Total property, plant and equipment, net	255,896	227,206
Total assets	$1,645,271	$1,638,637

Liabilities and equity
Current liabilities:
Accounts payable	$82,768	$91,605
Accrued compensation, contributions to employee benefit plans and related taxes	30,536	41,974
Dividends payable	9,443	9,038
Other accrued items	34,486	29,061
Current operating lease liabilities	7,353	6,228
Income taxes payable	1,652	470
Total current liabilities	166,238	178,376
Other liabilities	57,918	62,243
Distributions in excess of investment in unconsolidated affiliate	110,522	111,905
Long-term debt	300,009	298,133
Noncurrent operating lease liabilities	20,166	12,818
Deferred income taxes	87,177	84,150
Total liabilities	742,030	747,625
Shareholders' equity - controlling interest	901,353	888,879
Noncontrolling interests	1,888	2,133
Total equity	903,241	891,012
Total liabilities and equity	$1,645,271	$1,638,637

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	August 31,
	2024	2023
Operating activities:
Net earnings	$24,008	$99,703
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,830	28,325
Impairment of long-lived assets	-	1,401
Benefit from deferred income taxes	(5,537)	(5,453)
Loss on extinguishment of debt	-	1,534
Bad debt income	(8)	(799)
Equity in net income of unconsolidated affiliates, net of distributions	3,453	10,225
Net loss (gain) on sale of assets	(18)	105
Stock-based compensation	3,925	4,516
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	28,166	(8,843)
Inventories	(6,406)	(64,327)
Accounts payable	(13,093)	278
Accrued compensation and employee benefits	(11,445)	(12,014)
Other operating items, net	6,271	5,045
Net cash provided by operating activities	41,146	59,696

Investing activities:
Investment in property, plant and equipment	(9,629)	(29,298)
Acquisitions, net of cash acquired	(88,887)	-
Proceeds from sale of assets, net of selling costs	11,769	51
Investment in non-marketable equity securities	(2,000)	(40)
Investment in note receivable	-	(15,000)
Net cash used by investing activities	(88,747)	(44,287)

Financing activities:
Dividends paid	(8,116)	(15,725)
Repurchase of common shares	(6,803)	-
Proceeds from issuance of common shares, net of tax withholdings	(3,158)	(5,130)
Net repayments of short-term borrowings	-	(2,813)
Principal payments on long-term obligations	-	(243,757)
Payments to noncontrolling interests	-	(1,921)
Net cash used by financing activities	(18,077)	(269,346)
Decrease in cash and cash equivalents	(65,678)	(253,937)
Cash and cash equivalents at beginning of period	244,225	454,946
Cash and cash equivalents at end of period (1)	$178,547	$201,009

(1)
The cash flows related to discontinued operations have not been segregated in the periods presented herein. Accordingly, the consolidated statements of cash flows include the results from continuing and discontinued operations.

WORTHINGTON ENTERPRISES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except units and per share amounts

The following provides a reconciliation of non-GAAP financial measures, including adjusted operating income (loss), adjusted earnings before income taxes, adjusted income tax expense (benefit), adjusted net earnings (loss) from continuing operations attributable to controlling interest, adjusted earnings per diluted share from continuing operations attributable to controlling interest and adjusted effective tax rate, from their most comparable GAAP measure for the three months ended August 31, 2024, and August 31, 2023. Refer to the Use of Non-GAAP Measures and Definitions section herein and non-GAAP footnotes below for further information on these measures .

	Three Months Ended August 31, 2024
	Operating Loss	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations
GAAP	$(4,699)	$30,790	$6,782	$24,253	0.48
Restructuring and other expense, net	1,158	1,158	(290)	868	0.02
Non-GAAP	$(3,541)	$31,948	$7,072	$25,121	$0.50

	Three Months Ended August 31, 2023
	Operating Income (Loss)	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations
GAAP	$(7,324)	$35,791	$8,960	$26,831	$0.54
Corporate costs eliminated at Separation	9,672	9,672	(2,271)	7,401	0.15
Separation costs	2,410	2,410	(566)	1,844	0.04
Loss on extinguishment of debt	-	1,534	(360)	1,174	0.02
Non-GAAP	$4,758	$49,407	$12,157	$37,250	$0.75

(1)
Excludes the impact of noncontrolling interest.

To further assist in the analysis of segment results for the three months ended August 31, 2024 and 2023 the following supplemental information has been provided. Reconciliations of adjusted EBITDA from continuing operations and adjusted EBITDA margin from continuing operations to the most comparable GAAP measures, earnings before income taxes and earnings before income taxes margin.

	Three Months Ended
	August 31,
(in thousands)	2024	2023
Volume
Consumer Products	16,171	16,032
Building Products	3,094	3,809
Total reportable segments	19,265	19,841
Other	-	106
Consolidated	19,265	19,947

Net sales
Consumer Products	$117,596	$117,353
Building Products	139,712	165,928
Total reportable segments	257,308	283,281
Other	-	28,637
Consolidated	$257,308	$311,918

Adjusted EBITDA from continuing operations
Consumer Products	$17,775	$14,275
Building Products	39,729	59,692
Total reportable segments	57,504	73,967
Other	(9,067)	(8,052)
Consolidated	$48,437	$65,915

Adjusted EBITDA margin from continuing operations
Consumer Products	15.1%	12.2%
Building Products	28.4%	36.0%
Consolidated	18.8%	21.1%

Equity income by unconsolidated affiliate
WAVE (1)	$27,901	$28,315
ClarkDietrich (1)	8,744	16,728
Other (2)	(1,153)	381
Consolidated	$35,492	$45,424

(1)
Equity income contributed by Worthington Armstrong Venture (“WAVE”) and ClarkDietrich is associated with our Building Products segment.
(2)
Other includes the Company’s share of the equity earnings of Taxi Workhorse, LLC and the SES joint venture.

A reconciliation from net earnings before income taxes from continuing operations to the non-GAAP financial measure of adjusted EBITDA from continuing operations for the each of the periods presented is provided below.

	Three Months Ended
	August 31,
(in thousands)	2024	2023
Earnings before income taxes (GAAP)	$30,790	$35,791
Less: net loss attributable to noncontrolling interest	(245)	-
Net earnings before income taxes attributable to controlling interest	31,035	35,791
Interest expense, net	489	1,074
EBIT (subtotal)	31,524	36,865
Corporate costs eliminated at Separation	-	9,672
Restructuring and other expense, net	1,158	-
Separation costs	-	2,410
Loss on extinguishment of debt	-	1,534
Adjusted EBIT (subtotal)	32,682	50,481
Depreciation and amortization	11,830	12,075
Stock-based compensation	3,925	3,359
Adjusted EBITDA from continuing operations (non-GAAP)	$48,437	$65,915

Earnings before income taxes margin	12.0%	11.5%
Non-GAAP adjusted EBITDA margin from continuing operations	18.8%	21.1%

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP MEASURES AND DEFINITIONS

NON-GAAP MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses the non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP measures provide useful supplemental information and additional perspective on the performance of the Company’s ongoing operations and should not be considered as an alternative to the comparable GAAP measure. Additionally, management believes these non-GAAP measures allow for meaningful comparisons and analysis of trends in the Company’s businesses and enables investors to evaluate operations and future prospects in the same manner as management.

The following provides an explanation of each non-GAAP measure presented in these materials:

Adjusted operating income (loss) is defined as operating income (loss) excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings from continuing operations attributable to controlling interest is defined as net earnings from continuing operations attributable to controlling interest excluding the after-tax effect of the excluded items listed below.

Adjusted earnings per diluted share from continuing operations is defined as adjusted net earnings from continuing operations divided by diluted weighted-average shares outstanding).

Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”). EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense, depreciation, and amortization to/from net earnings from continuing operations attributable to controlling interest, which is further adjusted to exclude impairment and restructuring charges (gains) as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations, as outlined below. Adjusted EBITDA also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance. At the segment level, adjusted EBITDA includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate-level.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Exclusions from Non-GAAP Financial Measures

Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and investors’ assessment of the business for the reasons identified below:

•
Impairment charges are excluded because they do not occur in the ordinary course of our ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which we believe facilitates the comparison of historical, current and forecasted financial results.
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Restructuring activities, which can result in both discrete gains and/or losses, consist of established programs that are not part of our ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions). These items are excluded because they are not part of the ongoing operations of our underlying business.
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Separation costs, which consist of direct and incremental costs incurred in connection with the completed Separation are excluded as they are one-time in nature and are not expected to occur in period following the Separation. These costs include fees paid to third-party advisors, such as investment banking, audit and other advisory services as well as direct and incremental costs associated with the Separation of shared corporate functions. Results in the current fiscal year also include incremental compensation expense associated with the modification of unvested short and long-term incentive compensation awards, as required under the employee matters agreement executed in conjunction with the Separation.
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Loss on early extinguishment of debt is excluded because it does not occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.
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Pension settlement charges are excluded because due to their non-cash nature and the fact that they do not occur in the normal course of business and may obscure analysis of trends and financial performance. These transactions typically result from the transfer of all or a portion of the total projected benefit obligation to third-party insurance companies.
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Corporate costs eliminated at Separation reflect certain corporate overhead costs that no longer exist post-Separation. These costs were included in continuing operations as they represent general corporate overhead that was historically allocated to the Company’s former steel processing business but did not meet the requirements to be presented as discontinued operations.